CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in the accompanying Post-Effective Amendment to the Registration Statement on Form N-1A of the Catalyst Value Fund, Catalyst High Income Fund, Catalyst Total Return Fund, Listed Private Equity Plus Fund, and the Catalyst OPTI-Flex Fund (each a series of shares of beneficial interest of Catalyst Funds) of our reports dated August 26, 2008 and February 25, 2008, respectively, on financial statements and financial highlights included respectively in the June 30, 2008 and December 31, 2007 Annual Reports to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ BRIGGS, BUNTING & DOUGHERTY, LLP

Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

October 27, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of America First Quantitative Strategies Fund (formerly America First Income Strategies Fund), a series of shares of beneficial interest of the Catalyst Funds, and to the use of our report dated August 26, 2008 on the financial statements and financial highlights for the year ended June 30, 2008.  Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/ BRIGGS, BUNTING & DOUGHERTY, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

October 27, 2008